SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
               AND POST-EFFECTIVE AMENDMENT NO. 1
             TO REGISTRATION STATEMENT NO. 33-58905

                  AIRBORNE FREIGHT CORPORATION
     (Exact name of registrant as specified in its charter)

           Delaware                         91-0837469
(State or Other Jurisdiction of      (I.R.S. Employer ID No.)
Incorporation or Organization)

                       3101 Western Avenue
                          P.O. Box 662
                    Seattle, Washington 98111
                         (206) 285-4600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
              ------------------------------------
                  Airborne Freight Corporation
               1998 Key Employee Stock Option Plan
              ------------------------------------
                        Roy C. Liljebeck
      Executive Vice President and Chief Financial Officer
                       3101 Western Avenue
                          P.O. Box 662
                    Seattle, Washington 98111
                         (206) 285-4600
    (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
              ------------------------------------

                 CALCULATION OF REGISTRATION FEE

                                         Proposed
                                          Maximum
Title of Securities                      Aggregate      Amount of
 to Be Registered      Amount to be      Offering     Registration
                      Registered (1)     Price (2)       Fee (3)
 ----------------     --------------    ----------    ------------
Common Stock         6,000,000 shares  $227,250,000   $67,038.75
Preferred Stock                              -              -
Purchase Rights(4)   6,000,000 rights

(1) Plus (i) an indeterminate number of shares of Common Stock and Preferred Stock Purchase Rights that may become issuable under the 1998 Key Employee Stock Option Plan (the "Plan") as a result of the adjustment provisions therein, and
     (ii) if any interests in the Plan constitute separate securities required to be registered under the Securities Act of 1933, then, pursuant to Rule 416(c), an indeterminate amount of such interests to be offered or sold pursuant to the Plan.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rules 457(c) and 457(h) based on an offering price of $37.875 per share (the average of the high and low sales prices reported by the New York Stock Exchange on May 22, 1998) for the shares issuable upon exercise of options granted or to be granted under the Plan.

(3) In addition to the 6,000,000 shares of Common Stock and related Preferred Stock Purchase Rights registered hereby, the Plan provides for the issuance of shares of Common Stock and related Preferred Stock Purchase Rights subject to options outstanding on January 1, 1998 under the 1994 Airborne Key Employee Stock Option and Stock Appreciation Rights Plan (the "1994 Plan") to the extent the options terminate without being exercised in full. An aggregate of 1,234,602 shares of Common Stock and related Preferred Stock Purchase Rights (the "Potential Carryover Securities") were subject to such outstanding options on January 1, 1998. The Potential Carryover Securities were previously registered pursuant to Registration Statement on Form S-8 No. 33-58905, for which a registration fee of $4137.51 was paid.

(4) Preferred Stock Purchase Rights are initially attached to and trade with shares of Common Stock. Value attributable to such rights, if any, is reflected in the market price for shares of Common Stock.

Pursuant to Rule 429, the Prospectus relating to this Registration Statement also relates to any of the Potential Carryover Securities that may become issuable pursuant to the Plan (the "Actual Carryover Securities"). This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement on Form S-8 No. 33-58905 pursuant to which the Actual Carryover Securities may be offered and sold pursuant to the Plan and the Prospectus relating to this Registration Statement.
                             PART II
           INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3.  Incorporation of Certain Documents by Reference
--------------------------------------------------------

The following documents are incorporated in this Registration
Statement by reference:

1. The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1997, filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-6512);

2. All other reports filed by the Registrant with the Securities and Exchange Commission since December 31,
     1997 and prior to the date of this Prospectus pursuant to Section 13(a) or 15(d) of the Exchange Act;

3. The description of the Common Stock set forth in the Registration Statement on Form 10 filed by the Registrant with the Securities and Exchange Commission pursuant to the Exchange Act and declared effective on June 23, 1975; and

4. The description of the Preferred Stock Purchase Rights set forth in the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission pursuant to the Exchange Act on February 12, 1997, as amended.

All documents filed by the Registrant with the Securities and Exchange Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
----------------------------------

Not required.

Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------

The opinion of Graham & James LLP/Riddell, Williams, P.S., 1001 Fourth Avenue Plaza, Suite 4500, Seattle, Washington 98154, is being filed herewith as Exhibit 5. A member of the firm serves as an officer and/or director of certain of the Registrant's subsidiaries. As of May 15, 1998, members of the firm held approximately 15,730 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers
--------------------------------------------------

Article Twelfth of the Restated Certificate of Incorporation of the Registrant provides:

     No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director; provided, however, that this Article TWELFTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (or successor provision), or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article TWELFTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

The Restated Certificate of Incorporation of the Registrant requires the Registrant to indemnify its officers and directors from all expenses and liabilities to the full extent permitted by Delaware law, specifically providing for indemnities to any director, officer or former director or officer or any person who may have served at the Registrant's request as a director or officer of another corporation (including any heirs, personal representatives and estates of any indemnified parties), against all costs and expenses, including attorneys' fees reasonably incurred by him/her or imposed on him/her in connection with any action, proceeding or investigation, whether civil, administrative or criminal (including any shareholder's action and any other action in which the Registrant is a party, plaintiff or defendant), in which he/she is or may be a party or is proceeded against or involved by any reason of any action alleged to have been taken by him/her or omitted by him/her in such action, proceeding or investigation, or sums paid in settlement or compromise thereof with the approval of the Board of Directors. The indemnification provisions do not apply unless the indemnified party acted in a manner reasonably believed by him/her to be in or not opposed to the best interests of the corporation, and do not apply if such person is found (1) to be guilty of willful misconduct, bad faith or gross negligence in the performance of his/her duties to the corporation, in a derivative action or one brought by the corporation, or (2) to be guilty of willful misconduct or bad faith, if such action or proceeding is brought by a third party.

Expenses incurred in defending such action, proceeding or investigation may be paid by the Registrant in advance of the final disposition upon receipt of an undertaking by the indemnified party to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the Registrant.

In addition to the indemnification provision described above, the Registrant maintains a directors and officers liability policy which insures its officers and directors against certain liabilities.


Item 7.  Exemption from Registration Claimed
--------------------------------------------

Not applicable.

Item 8.  Exhibits
-----------------

The following documents are filed as part of this registration statement or incorporated by reference herein:

  Exhibit
   Number                       Description
  -------                       -----------
    4.1     Rights Agreement, dated as of February 14, 1997,
            between the Registrant and The Bank of New York as
            Rights Agent (incorporated herein by reference from
            Exhibit 1 to the Registrant's Registration Statement
            on Form 8-A filed on February 12, 1997)
    4.2     Certificate of Designation of the Voting Powers,
            Designations, Preferences and Relative
            Participating, Optional and Other Special Rights and
            Qualifications, Limitations or Restrictions of
            Series A Participating Cumulative Preferred Stock
            (incorporated herein by reference from Exhibit 2 to
            the Registrant's Registration Statement on Form 8-A
            filed on February 12, 1997)
    4.3     Form of Right Certificate relating to the Rights
            Agreement (incorporated herein by reference from
            Exhibit 3 to the Registrant's Registration Statement
            on Form 8-A filed on February 12, 1997).
    4.4     Certificate of Adjustment (incorporated herein by
            reference from Exhibit 4 to Amendment No. 1 to the
            Registrant's Registration Statement on Form 8-A
            filed on June 1, 1998).
     5      Opinion of Graham & James LLP/Riddell Williams, P.S.
    23.1    Consent of Graham & James LLP/Riddell Williams, P.S.
            (included in Exhibit 5)
    23.2    Consent of Deloitte & Touche LLP
     24     Powers of Attorney (included on signature page)

Item 9.  Undertakings
---------------------

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
          (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
                           SIGNATURES
                           ----------

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 1, 1998.

                              AIRBORNE FREIGHT CORPORATION



                              By  /S/ Robert S. Cline
                              -----------------------
                              Robert S. Cline
                              Chief Executive Officer


                        POWER OF ATTORNEY
                        -----------------

Each person whose signature appears below hereby constitutes and appoints Robert S. Cline and Roy C. Liljebeck, and each of them severally, such person's true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, any and all supplements hereto, and any and all other instruments necessary or incidental in connection herewith, and to file the same with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

        Signature                   Title               Date
        ---------                   -----               ----
/S/Robert S. Cline         Chairman of the Board    June 1, 1998
------------------         and Chief Executive
Robert S. Cline            Officer (Principal
                           Executive Officer)

/S/Robert G. Brazier       Chief Operating Officer  June 1, 1998
--------------------       and Director
Robert G. Brazier

/S/Roy C. Liljebeck        Executive Vice           June 1, 1998
-------------------        President and Chief
Roy C. Liljebeck           Financial Officer
                           (Principal Financial
                           Officer)

/S/Lanny H. Michael        Senior Vice President,   June 1, 1998
-------------------        Treasurer and
Lanny H. Michael           Controller (Principal
                           Accounting Officer)

/S/Richard M. Rosenberg    Director                 June 1, 1998
-----------------------
Richard M. Rosenberg

/S/William Swindells       Director                 June 1, 1998
--------------------
William Swindells

/S/Mary Agnes Wilderotter  Director                 June 1, 1998
-------------------------
Mary Agnes Wilderotter

                          EXHIBIT INDEX
                          -------------

   Exhibit
   Number                       Description
   -------                      -----------
      5     Opinion of Graham & James LLP/Riddell Williams, P.S.
    23.2    Consent of Deloitte & Touche LLP